Exhibit 99.1

Company IR Contact:	IR Agency Contact:	Media Contact:
Pacific Ethanol, Inc.	Becky Herrick	Paul Koehler
916-403-2755	LHA	Pacific Ethanol, Inc.
866-508-4969	415-433-3777	916-403-2790
	Investorrelations@pacificethanol.com	paulk@pacificethanol.com

Pacific Ethanol Reports Record First Quarter 2014 Results with
Operating Income of $34.9 Million

o	Established records in quarterly gross profit of $38.5 million, operating income of $34.9 million and adjusted EBITDA of $35.4 million
o	Commenced production of ethanol at the Madera plant
o	Eliminated $50 million in total debt so far in 2014

Sacramento, CA, April 30, 2014 – Pacific Ethanol, Inc. (NASDAQ: PEIX), the leading producer and marketer of low-carbon renewable fuels in the Western United States, reported its financial results for the three-months ended March 31, 2014.

Neil Koehler, the company’s president and CEO, stated: “Our first quarter 2014 results reflect the company’s exceptional performance in both production and marketing at a time of overall favorable market conditions in the industry. Our operating results allowed us to significantly reduce debt and improve our cash position, further strengthening our balance sheet. I am thrilled to announce that today we commenced ethanol production at our Madera plant. We have achieved this important milestone of bringing all 200 million gallons of annual operating capacity back online. The company is in a strong position to meet the increasing demand for low-carbon renewable fuels and to continue to grow the business.”

Financial Results for the Three Months Ended March 31, 2014

Net sales were $254.5 million for the first quarter of 2014, an increase of 13% when compared to $225.5 million for the first quarter of 2013. The company’s increase in net sales was attributable to an increase in production gallons sold and an increase in the company’s average sales price per gallon of ethanol.

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Gross profit was a record $38.5 million for the first quarter of 2014, compared to $0.8 million in the first quarter of 2013. The improvement in gross profit was driven by significantly improved production margins and an increase in production gallons sold.

Selling, general and administrative expenses were $3.7 million in the first quarter of 2014, compared to $4.0 million in the first quarter of 2013.

Operating income for the first quarter of 2014 was a record $34.9 million, compared to an operating loss of $3.2 million for the first quarter of 2013.

Fair value adjustments for the first quarter of 2013 were $35.8 million due to the significant increase in the price of the company’s common stock during the quarter, and therefore a corresponding increase in the value of the company’s outstanding warrants. As these non-cash fair value adjustments were not tax deductible, the company generated taxable income for the quarter and recorded income tax expense of $3.3 million, reflecting the company’s use of a portion of its net tax assets, resulting in no tax liability for the first quarter of 2014.

Net loss available to common stockholders for the first quarter of 2014 was $11.1 million, which includes the aforementioned $35.8 million in non-cash fair value adjustments.

Adjusted EBITDA improved to a record $35.4 million for the first quarter of 2014, compared to Adjusted EBITDA of $0.4 million for the first quarter of 2013.

Bryon McGregor, the company’s CFO, stated: “During the first quarter, we raised $12.1 million in cash from warrant exercises, we retired in full our $22.2 million in original principal amount of senior unsecured notes by repaying the remaining principal balance of less than $1.0 million and, through April 25th, we have eliminated a total of $50 million in debt. Our company’s consolidated cash position exceeds $34 million, providing us with a solid cash balance and improved liquidity.”

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Q1 Results Conference Call

Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on May 1, 2014. Neil Koehler, Chief Executive Officer, and Bryon McGregor, Chief Financial Officer, will deliver prepared remarks followed by a question and answer session. The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.com. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The pass code will be 34319349#.

If you are unable to participate on the live call, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available at 2:00 p.m. Eastern Time on Thursday, May 1, 2014 through 11:59 p.m. Eastern Time on Thursday, May 8, 2014. To access the replay, please dial (855) 859-2056. International callers should dial 00-1-(404) 537-3406. The pass code will be 34319349#.

Reconciliation of Adjusted EBITDA to Net Loss

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited earnings before interest, income taxes, depreciation and amortization and fair value adjustments. The table at the end of this release provides a reconciliation of Adjusted EBITDA to net loss attributed to Pacific Ethanol, Inc. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

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About Pacific Ethanol, Inc.

Pacific Ethanol, Inc. (PEIX) is the leading producer and marketer of low-carbon renewable fuels in the Western United States. Pacific Ethanol also sells co-products, including wet distillers grain ("WDG"), a nutritional animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Pacific Ethanol has a 91% ownership interest in PE Op Co., the owner of four ethanol production facilities. Pacific Ethanol operates and manages the four ethanol production facilities, which have a combined annual production capacity of 200 million gallons. These operating facilities are located in Boardman, Oregon, Burley, Idaho, Stockton, California, and Madera, California. The facilities are near their respective fuel and feed customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol's subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol's managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release including, without limitation, the ability of Pacific Ethanol to continue as leading producer and marketer of low-carbon renewable fuels in the Western United States; and expected increasing demand for low-carbon renewable fuels, are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse economic and market conditions; changes in governmental regulations and policies; and other events, factors and risks previously and from time to time disclosed in Pacific Ethanol’s filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Pacific Ethanol’s Form 10-K and the preliminary prospectus relating to the offering filed with the Securities and Exchange Commission on March 31, 2014 and April 2, 2014, respectively.

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PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Net sales	$254,543	$225,459
Cost of goods sold	215,998	224,613
Gross profit	38,545	846
Selling, general and administrative expenses	3,670	4,005
Income (loss) from operations	34,875	(3,159)
Fair value adjustments	(35,844)	(692)
Interest expense, net	(4,351)	(3,481)
Gain on extinguishment of debt	–	817
Other expense, net	(227)	(87)
Loss before provision for income taxes	(5,547)	(6,602)
Provision for income taxes	(3,270)	–
Consolidated net loss	(8,817)	(6,602)
Net (income) loss attributed to noncontrolling interest	(2,009)	1,148
Net loss attributed to Pacific Ethanol, Inc.	$(10,826)	$(5,454)
Preferred stock dividends	$(312)	$(312)
Net loss available to common stockholders	$(11,138)	$(5,766)
Net loss per share, basic and diluted	$(0.69)	$(0.57)
Weighted-average shares outstanding, basic and diluted	16,181	10,060

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in thousands, except par value)

ASSETS	March 31, 2014	December 31, 2013
Current Assets:
Cash and cash equivalents	$7,846	$5,151
Accounts receivable, net	51,426	35,296
Inventories	28,297	23,386
Prepaid inventory	9,341	12,315
Other current assets	2,877	3,229
Total current assets	99,787	79,377
Property and equipment, net	153,973	155,194
Other Assets:
Intangible assets, net	3,141	3,260
Other assets	3,106	3,218
Total other assets	6,247	6,478
Total Assets	$260,007	$241,049

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PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited)

(in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31, 2014	December 31, 2013
Current Liabilities:
Accounts payable – trade	$16,110	$11,071
Accrued liabilities	8,062	5,851
Current portion – capital leases	4,517	4,830
Current portion – long-term debt	–	750
Accrued preferred dividends	3,657	–
Other current liabilities	3,353	5,714
Total current liabilities	35,699	28,216

Long-term debt, net of current portion	71,645	98,408
Accrued preferred dividends	–	3,657
Capital leases, net of current portion	5,299	6,041
Warrant liabilities at fair value	32,679	8,215
Other liabilities	5,086	1,611
Total Liabilities	150,408	146,148

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized;
Series A: 0 shares issued and outstanding as of March 31, 2014 and December 31, 2013
Series B: 927 shares issued and outstanding as of March 31, 2014 and December 31, 2013	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 18,014 and 16,126 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	18	16
Additional paid-in capital	645,382	621,557
Accumulated deficit	(543,494)	(532,356)
Total Pacific Ethanol, Inc. stockholders’ equity	101,907	89,218
Noncontrolling interests	7,692	5,683
Total stockholders’ equity	109,599	94,901
Total Liabilities and Stockholders’ Equity	$260,007	$241,049
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Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended March 31,
(in thousands) (unaudited)	2014	2013
Net loss attributed to Pacific Ethanol, Inc.	$(10,826)	$(5,454)
Adjustments:
Interest expense*	4,044	2,731
Provision for income taxes	3,270	–
Fair value adjustments	35,844	692
Depreciation and amortization expense*	3,063	2,386
Total adjustments	46,221	5,809
Adjusted EBITDA	$35,395	$355

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* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended March 31,
(unaudited)	2014	2013
Ethanol production gallons sold (in millions)	39.8	35.3
Ethanol third party gallons sold (in millions)	73.0	65.4
Total ethanol gallons sold (in millions)	112.8	100.7

Average ethanol sales price per gallon	$2.70	$2.60
Average CBOT ethanol price per gallon	$2.20	$2.41

Corn cost – CBOT equivalent	$4.48	$7.16
Average basis	$1.28	$1.19
Delivered corn cost	$5.76	$8.35

Total co-product tons sold (in thousands)	341.9	300.9
Co-product return % (1)	34.6%	28.1%

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(1) Co-product revenue as a percentage of delivered cost of corn

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